AMENDMENT TO THE AMENDED AGREEMENT AND DECLARATION OF TRUST
                                       OF
                        PIONEER VARIABLE CONTRACTS TRUST


                  The undersigned, being at least a majority of the Trustees of Pioneer Variable Contracts Trust, a Delaware business trust (the "Trust"), acting pursuant to Article IX, Section 8 of the Agreement and Declaration of Trust dated September 16, 1994, as amended as of January 25, 1995 (the "Declaration"), do hereby amend the Declaration as follows, such amendment to become effective on the date hereof:
         The following are added to the list of the series of the Trust set forth at the end of the second sentence of Article 5, Section 1:

                          "Growth and Income Portfolio; and
                           Growth Shares Portfolio."


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         IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of August 5, 1997.




                                               John F. Cogan, Jr.
                                               As Trustee and not individually



                                               Richard H. Egdahl
                                               As Trustee and not individually



                                                Marguerite A. Piret
                                                As Trustee and not individually



                                                David D. Tripple
                                                As Trustee and not individually



                                                 Stephen K. West
                                                 As Trustee and not individually